UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUTEK INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Nevada	3714	46-2192253
(State or other jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial Classification	Identification No.)
organization)	Code Number)

Rm 1004, Crawford House, 70 Queen’s Road Central, Central, Hong Kong
(Address including zip code, of registrant’s principal executive offices)

IncSmart.Biz, Inc.

3256 Mystic Ridge Ct., Las Vegas, NV 89129; 888-681-9777 (phone)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of the Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

 CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Number of Shares to be registered	Proposed maximum offering price per unit	Amount of registration fee
Common stock	$3,000,000.00	30,000,000	$0.10(1)	$409.20

 (1) As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-K requirements certain factor(s) must be considered and utilized in determining the offering price.  The offering price of $0.10 per share was determined arbitrarily by the selling shareholders.  The offering price is not based upon the net worth, total asset value, or any other objective measure of value based on accounting measurements of Blutek Innovations Corp. (“we”, “us”, “our” or similar terms).  Should a market develop or occur for our securities, the market price may be far less than the offering price.  If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will be established according to the demand of our common stock and will fluctuate based on the demand for our shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 5, 2013
Prospectus
BLUTEK INNOVATIONS CORP.
30,000,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering a total of 30,000,000 shares of common stock of Blutek Innovations Corp. at a fixed price of $0.10 per share. The shares are being registered to permit the resale of shares owned by the selling shareholders. The number of shares of Blutek Innovations Corp. being registered represents 63.16% of our currently issued and outstanding shares.

We will not receive any of the proceeds from the sale of these shares.  The shares were acquired by the selling shareholders directly from us in a private offering of our common stock that was exempt from registration under the securities laws.  The selling shareholders have arbitrarily set an offering price for these securities of $0.10 per share and an offering period of twelve (12) months from the date of this prospectus.  The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements.  Should a market develop or occur for our securities, the market price may be far less than the offering price.  See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for more information about the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.  It is our intention to seek quotation on the OTC Bulletin Board (“OTCBB”) subsequent to the date of this prospectus. There is no assurance that an application to FINRA for such quotation will be approved. Each selling shareholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may be also be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling shareholders, each of who an “underwriter” within the meaning of Section 2(11) of the Securities Act, are subject to the prospectus delivery requirements of the Securities Act. The selling shareholders are not required to sell any specific number or dollar amount of securities but will use his best efforts to sell the securities offered. This offering will end on March 31, 2014. All proceeds paid for the securities offered will immediately be available to the selling shareholder. No proceeds will be placed into escrow trust or any similar accounts.
__________

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.
_________

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares Offered by Selling Shareholders	Price To Public	Selling Agent Commissions	Proceeds to Selling Shareholders
Per Share	$0.10	Not applicable	$3,000,000
Minimum Purchase	Not applicable	Not applicable	Not applicable
Total Offering	$0.10	Not applicable	$3,000,000

Proceeds to the selling shareholders do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $37,600.  Blutek Innovations Corp. will pay these expenses.

This Prospectus is dated July,    2013.

TABLE OF CONTENTS

PART I

INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

Blutek Innovations, Corp.

Blutek Innovations Corp. (“we”, “us”, “our” or the “Company”) was organized under the laws of the State of Nevada on October 23, 2012, to develop fuel conservation technologies and solutions. Our address and telephone number is: Rm 1004, Crawford House, 70 Queen’s Road Central, Central, Hong Kong: 602-466-3666.

Blutek Innovations Corp. is a Hong Kong based company that develops, engineers, and markets advanced fuel saving products for worldwide distribution which provide immediate solutions addressing fuel economy, dependency on foreign oil and promotes a healthier environment. Our clean technology fuel saving products are designed to provide practical and affordable solutions today to reduce vehicle fuel consumption, fuel expense, and lower harmful emissions. Current government initiatives and mandates require significant increases in vehicle fuel economy and the reduction of harmful emissions. This has created an opportunity for Blutek Innovations Corp. Corp.

Vehicles powered by electricity, solar energy, alternative fuels and other technologies are currently being developed and improved. However, purchasing new vehicles or making the necessary changes to utilize many of these advanced technologies, especially for large fleets, can be costly. Our products are designed to be retrofitted to existing vehicles and avoid the expense of purchasing new vehicles.

We are a development stage company and we have not realized any revenues to date.  Our initial capitalization consists of $300,000. We believe this gives us sufficient capital to implement our business plan for the next six (6) months. Thereafter, we will need to raise additional capital to commence full implementation of our business plan.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction.  Securities laws define a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our offices are located at Rm 1004, Crawford House, 70 Queen’s Road Central, Central, Hong Kong.

THE OFFERING

Shares outstanding prior to the offering	47,500,000 shares of common stock

Securities offered	30,000,000 shares of common stock

Shares to be outstanding after the offering	47,500,000 shares of common stock

Offering price	$0.10 per share

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Selling shareholders	Thirty-Five (35)

RISKS RELATED TO US AND OUR INDUSTRY

We have never earned a profit and there is no guarantee that we will ever earn a profit.

From our inception on October 23, 2012, to the period ended on March 31, 2013, we have not generated any revenue.  We do not currently have any revenue producing operations.  We are not currently operating profitably, and it should be anticipated that we will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

We were recently formed, and we have not proven that we can generate a profit.  If we fail to generate income and achieve profitability, an investment in our securities may be worthless.

We have no operating history and have not proved we can operate successfully.  We face all of the risks inherent in a new business.  If we fail, your investment in our common stock will become worthless.  From inception on October 23, 2012, to the period ended on March 31, 2013, we incurred a net loss of $113,000 and did not earn any revenue.  We do not currently have any revenue producing operations.  The purchase of the securities offered hereby must therefore be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

We have no operating history.  There can be no assurance that we will be successful.

We have no history of operations.  As a result of our brief operating history, there can be no assurance that that we will be successful in implementing our business plan..  Our success to date in developing our products ready for manufacturing is not indicative that we will be successful in entering into any further ventures.  Any success in our business activities will place additional demands on our Executive Officer, and any increased scope of our operations will present challenges due to our current limited management resources.  Our future performance will depend upon our management and their ability to locate and negotiate sales agreements in China for our products. There can be no assurance that we will be successful in these efforts.  Our inability to locate sale opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations.  There can be no assurance that our operations will be profitable.

We are controlled by our sole executive officer and director, and, as such, you may have no effective voice in our management.

Upon the completion of this offering, our sole executive office and sole member of our Board of Directors, Mr. Hugh Tze, will beneficially own 53.8% of our issued and outstanding common stock. Mr. Tze will therefore exercise control over all matters requiring shareholder approval, including the possible election of additional directors and approval of significant corporate transactions.  If you purchase shares of our common stock, you may have no effective voice in our management.

We are solely governed by mr. Tze, and, as such, there may be significant risk to us from a corporate governance perspective.

Mr. Hugh Tze is our only executive officer and sole member of our board of directors. Mr. will be relied upon to make decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function.  Because we only have one (1) Executive Officer, there may be limited segregation of executive duties, and thus, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us.  In addition, Mr. Tze will exercise full control over all matters that require the approval of a Board of Directors.

Mr. Tze will exercise control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions.  We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Mr. Tze conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently do not have any independent directors.  Shareholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have the operating effectiveness of our internal controls attested to by our independent auditors.

If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of U.S. public companies’ internal control over financial reporting, and attestation of this assessment by their independent registered public accountants. While the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts non-accelerated filers with respect to the attestation by their independent registered public accountants as to financial controls, this exception does not affect the requirement that we include a report of management on our internal controls over financial reporting and will not affect the requirement to include the auditor’s attestation if we become an accelerated filer. Existing standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards.

Our internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of our management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

As a result, management has concluded that as of March 31, 2013, our internal control over financial reporting was not effective. We cannot guarantee the implementation of controls and procedures in future years to be without any significant deficiency or material weakness. Our management has identified material weaknesses in our internal control over financial reporting. We can provide no assurance that we will comply with all of the requirements imposed thereby and we will receive a positive attestation from our independent auditors in the future, when required. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

We may be exposed to potential risks relating to our ongoing compliance with our reporting obligations.

We will be required to comply with all reporting and listing requirements on a timely manner and maintain our corporate governance and independent director standards. To ensure ongoing compliance with our reporting obligations, we may incur increased costs and management time. If we fail to meet our ongoing reporting obligations in a timely and accurate manner, we may face regulatory sanction and related penalties. The occurrence of any of these could have an adverse affect on our result of operations, financial condition and reputation.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.  As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless.  Many of these companies are now subject to shareholder lawsuits, SEC enforcement actions and are conducting internal and external investigations into the allegations.  It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price.  If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company.  This situation will be costly and time consuming and distract our management from growing our company.  If such allegations are not proven to be groundless, our Company and business operations may be severely and adversely affected and your investment in our stock could be rendered worthless.

We may be unable to fund the substantial ongoing capital and maintenance expenditures that our operations require.

Our operations are capital intensive and our business strategy requires substantial capital for manufacturing, equipment, labor, marketing and sales. We plan to fund our capital expenditures from the of debt or equity securities and the establishment of credit facilities. We cannot assure you, however, that financing will be available. If financing is available, it will result in increased interest and amortization expense and additional debt and/or increased dilution and decreased income available for distribution to shareholders or to finance expansion. In addition, future debt financings may limit our ability to withstand competitive pressures and render us more vulnerable to economic downturns. If we are unable to fund our capital requirements, we will be unable to fully implement our business plan, and our financial performance may suffer.

We will not generate any revenue if we cannot create demand for our BluTek II products.

We currently do not have any sales or pre-sales. We have not entered into any pending contracts for the sale of our products. Our products will be sold on the benefits of increased mileage, less fuel costs, less maintenance expense and lower emissions. We will have to convince customers that the cost of our products will be less than the savings our products will generate for them. Therefore, we are subject to the perceived economic benefits of our products by potential customers. Demand for our products will be contingent on our ability to demonstrate these economic benefits. If we are unable to make a convincing presentation of these benefits, we will not be able to create demand for our products and our business will fail. If the Chinese economy suffers a downturn, this will make our ability to create demand for our products increasingly difficult, as customers will be less inclined to make additional capital investments.

We might fail to adequately protect our intellectual property and third parties may claim that our products infringe upon their intellectual property.

Protection of our intellectual property will become important to the success of our business. However, we are concerned that the cultural in China will make it very difficult to adequately protect the proprietary nature of our products. Currently, we do not own nor have we applied for any patents. We expect that after we raising additional capital that we will apply for patent production of our products as will as rely on trademarks and copyrights to provide protection in this regard, but we cannot be assured of when we can take these steps or that such steps will provide adequate protection. Moreover, other parties may assert that our technologies infringe their proprietary rights. Litigation could result in substantial costs and diversion of our resources, and whether or not we are ultimately successful, the litigation could hurt our business and financial condition.

We will depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel, including Hugh Tze, our President. We will also have to seek and add to our staff additional senior management personnel, including chief financial officer and chief operating officer. We will also have to be able to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations. If we lose a key employee, if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the manufacturing, technical, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Changes in our effective tax rate or tax liability may have an adverse effect on our results of operations.

Because we are a U.S. company operating in China and will be engaging in international sales, we are subject to federal and state tax in the U.S., state and local tax in China. Significant judgment is required in determining our worldwide provision for income taxes. In the ordinary course of our business, there are some transactions where the ultimate tax determination is uncertain. Additionally our calculations of income taxes are based on our interpretations of applicable tax laws in the jurisdictions in which we file. Although we believe our tax estimates are appropriate, there is no assurance that the final determination of our income tax liability will not be materially different than what is reflected in our income tax provisions and accruals. We are also subject to the periodic examination of our income tax returns by tax authorities. The outcomes from these examinations may have an adverse effect on our operating results and financial condition. Furthermore, our provision for income tax could increase as we expand our international operations, adopt new products, implement changes to our operating structure or undertake intercompany transactions in light of acquisitions, changing tax laws, and our current and anticipated business and operational requirements. Should additional taxes be assessed as a result of new legislation, an audit or litigation; or if our effective tax rate should change as a result of changes in federal, international or state and local tax laws, there could be a material adverse effect on our income tax provision and results of operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in China, which may experience corruption. Our proposed activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

RISKS RELATED TO DOING BUSINESS IN CHINA

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We will be conducting substantially all of our operations and expect that we will generate all of our revenue in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

a higher level of government involvement;

an early stage of development of the market-oriented sector of the economy;

a rapid growth rate;

a higher level of control over foreign exchange; and

the allocation of resources.

The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

The PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in economic conditions or government policies in China could have a material adverse effect on the overall economic growth in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We will be subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

If we are found to have failed to comply with applicable laws, we may incur additional expenditures or be subject to significant fines and penalties.

Our operations are subject to PRC laws and regulations applicable to us. However, many PRC laws and regulations are uncertain in their scope, and the implementation of such laws and regulations in different localities could have significant differences. In certain instances, local implementation rules and/or the actual implementation are not necessarily consistent with the regulations at the national level. Although we strive to comply with all the applicable PRC laws and regulations, we cannot assure you that the relevant PRC government authorities will not later determine that we have not been in compliance with certain laws or regulations.

In addition, our facilities and products are subject to many laws and regulations. Our failure to comply with these and other applicable laws and regulations in China could subject us to administrative penalties and injunctive relief, as well as civil remedies, including fines, injunctions and recalls of our products. It is possible that changes to such laws or more rigorous enforcement of such laws with respect to our current or past practices could have a material adverse effect on our business, operating results and financial condition.

Restrictions on currency exchange may limit our ability to receive and use our sales effectively.

The majority of our revenues will be settled in RMB and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB and between those currencies and other currencies in which our revenues may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

You may have difficulty enforcing judgments against us.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in the PRC. In addition, our sole officer and director is a national and resident of a country other than the United States. All of his assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon him. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officer and director, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Although the recognition and enforcement of foreign judgments are generally provided for under the PRC Civil Procedures Law, courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

Under the New Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

On March 16, 2007, the National People’s Congress of China passed the EIT Law and on November 28, 2007, the State Council of China passed its implementing rules, both of which took effect on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation against non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and its non-PRC stockholders would be subject to a withholding tax at a rate of 10% when dividends are paid to such non-PRC stockholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on enforcement of PRC tax against non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.  Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in China where all of our operations and business are located have conducted any due diligence on our operations or reviewed or cleared any of our disclosure.

We will be regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United States, however, all of our operations are located in China. Since all of our operations and business takes place in China, it may be more difficult for the Staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosure.  These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority.  For example, the disclosure in our SEC reports and other filings are not subject to the review of the CSRC, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any due diligence on our company and with the understanding that none of our SEC reports, other filings or any of our other public pronouncements has been reviewed or otherwise been scrutinized by any local regulator.

RISKS RELATED TO THE MARKET FOR OUR STOCK

There is no market for our common stock, which limits our shareholders' ability to resell their shares or pledge them as collateral.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop.  Consequently, investors may not be able to use their shares for collateral or for loans and may not be able to liquidate at a suitable price in the event of an emergency.  In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

If a public market for our stock is developed, future sales of shares could negatively affect the market price of our common stock.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock.  There are at present 47,500,000 shares of Common Stock issued and outstanding, of which 30,000,000 shares are offered for public sale under this prospectus. The sale of such 30,000,000 shares and possible resale of such shares could have a negative impact on the market price of our stock.

Our stock is a penny stock.  Trading of our stock may be restricted by the sec's penny stock regulations and the nasd’s sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”).  Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three (3) years) or U.S. $5,000,000 (if in continuous operation for less than three (3) years), or with average revenues of less than U.S. $6,000,000 for the last three (3) years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Potential investors in our common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common shares to resell their common shares to third parties or to otherwise dispose of them.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

 (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offer at $0.10 per share, you will pay substantially more than our current shareholders. The amount of your immediate dilution will be $0.09577 or 95.77% from your purchase price.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  We do not have any arrangements for financing and we may not be able to find such financing if required.  Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment.  These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for the period ended March 31, 2013, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the manufacture and sale of our diesel purification products.  If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock.  Any sale of common stock will result in dilution of equity ownership to existing shareholders.  This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding.  To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders.  Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.  These forward-looking statements address, among others, such issues as:

•	future earnings and cash flow,

•	development and drilling potential,

•	business strategy,

•	expansion and growth of our business and operations, and

•	our estimated financial information.

In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors".  These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders. However, investors that purchase shares in this offering will suffer immediate and significant dilution. The difference between the public offering price per shares of common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less our total liabilities, by the number of outstanding shares of our common stock.

The level of dilution in this Offering has been increased by the relatively low book value of the Company’s issued and outstanding common stock. This is due to the 30,000,000 shares of common stock that have been issued to the Company’s officers and directors at $0.0005 per share. Please refer to the section entitled “INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS”, herein, for more information. As of December 31, 2012, our net tangible book value $35,000 or approximately $(.007) per share of common stock. The sale of 30,000,000 shares of common stock included in the Offering by this prospectus will not have any effect on our pro forma net tangible book value at December 31, 2012 since we will not be receiving any of the proceeds from the sale of such shares. However, these will be an immediate dilution of $0.049 per share or 98% to the new investors.

The following table illustrates the dilution to the purchaser of the common stock in this offering:

Maximum Offering
Book value per share before the Offering	$0.007

Book value per share after the Offering	$0.007

Net Increase per share to original shareholders	$0.00

Net decrease per share to new shareholders	$0.093

Dilution to new shareholders (percentage)	93%

SELLING SECURITY HOLDERS

This prospectus covers the offering of shares of common stock by certain shareholders listed below (referred to herein as “Selling Shareholders”).  This prospectus is part of a registration statement filed in order to register, on behalf of the Selling Shareholders, a total of 30,000,000 shares of common stock that were issued in a private placement to thirty-one (31) investors that are citizens of the People’s Republic of China and residing in Hong Kong. The shares were sold to the Selling Shareholders at a price of $0.01 per share.

None of the Selling Shareholders has held or had any position, office or material relationship with BluTek since its inception or with any of BluTek’s predecessors or affiliates.

The shares issued to the Selling Shareholders are “restricted” shares under applicable federal and state securities laws and are being registered to give the Selling Shareholders the opportunity to sell their shares.  The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Shareholders. The Selling Shareholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The following are the shareholders for whose accounts the shares are being offered; the number of shares beneficially owned by each Selling Shareholder prior to this offering; the number of shares to be offered for each selling shareholder's account; and the number of shares to be owned by each selling shareholder following completion of the offering:

Name	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered	Percentage of Shares Owned After Offering (1)	Number of Shares Owned Upon Completion of Offering (1)
PROWIN SMART LTD	2,000,000	2,000,000	0%	0
MASTER WIN OVERSEAS LTD	2,000,000	2,000,000	0%	0
COMPLEX INTEGRATED LTD	2,000,000	2,000,000	0%	0
BEYOND VALUE HOLDINGS LTD	2,000,000	2,000,000	0%	0
BUILDUP COMMUNICATIONS LTD	2,000,000	2,000,000	0%	0
MATRIX BRIDGE LTD	2,000,000	2,000,000	0%	0
RIGHTEAM LTD	2,000,000	2,000,000	0%	0
DECISIVE ACTION LTD	2,000,000	2,000,000	0%	0
CHENG KA WING	2,000,000	2,000,000	0%	0
JASON PAK	2,000,000	2,000,000	0%	0
CALVIN KA	2,000,000	2,000,000	0%	0
CHUNG PUI PUI	250,000	250,000	0%	0
WONG MING HUNG	250,000	250,000	0%	0
LEE YUK HAR	250,000	250,000	0%	0
BILLY CHAN	250,000	250,000	0%	0
CHAN CHUN SHING	250,000	250,000	0%	0
CHIU LEE YAU HING	250,000	250,000	0%	0
CHARLES CHIU	250,000	250,000	0%	0
YIM FUNG	250,000	250,000	0%	0
LAU CHING KIT	250,000	250,000	0%	0
THANH LY	250,000	250,000	0%	0
GRACE WONG	250,000	250,000	0%	0
TO MAN SZE	250,000	250,000	0%	0
KEN TONG	250,000	250,000	0%	0
KELVIN LEE	250,000	250,000	0%	0
DAVID LAI	250,000	250,000	0%	0
KEN CHOW	250,000	250,000	0%	0
TSIN HOI LAM	250,000	250,000	0%	0
FENG QING WANG	250,000	250,000	0%	0
CHUN KIT MAK	250,000	250,000	0%	0
TOMMY CHU	250,000	250,000	0%	0
KEITH HUI	250,000	250,000	0%	0
BRIAN LIU	250,000	250,000	0%	0
CHEN QIN LIU	250,000	250,000	0%	0
KOO HAR LAM SAMSON	250,000	250,000	0%	0
SIEW TANG SARAH LEE	250,000	250,000	0%	0
KIT KWAN	250,000	250,000	0%	0
VINCENT YAU	250,000	250,000	0%	0
KAREN YIP	250,000	250,000	0%	0
CHAN MAN I	250,000	250,000	0%	0
VANESSA LEONG	250,000	250,000	0%	0
VICTOR LEUNG	250,000	250,000	0%	0
BOWIE WONG	250,000	250,000	0%	0
(1)
Unless otherwise annotated in this column, all percentages are based on 47,500,000 shares of common stock issued and outstanding on June 15, 2013. Assumes that all shares registered for resale by this prospectus will be sold.

This table assumes that each Selling Shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. See "Plan of Distribution".

Based on information provided to us, none of the Selling Shareholders are or are affiliated with any broker-dealer in the United States.

PLAN OF DISTRIBUTION

The Selling Shareholders, promptly following the effective date of the registration statement in which this prospectus is included, and on a continuous basis, will offer to sell all of their shares of common stock on any stock exchange, market or trading facility on which the shares may be traded or in private transactions.  These sales will be at a fixed price of $0.10 per share. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution following the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales that are not violations of the laws and regulations of any state of the United States;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale or any other lawful method.

Each selling shareholder is an underwriter, within the meaning of this Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of shares may be underwriting discounts and commissions under the Securities Act. Each selling shareholder, who is an “underwriter” within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors-in-interest as  a selling shareholders under this prospectus.  The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to each selling shareholder from the sale of the common stock offered by him will be the purchase price of the common stock less discounts or commissions, if any.  Each selling shareholder reserves the right to accept and, together with its agents to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein, may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Each selling shareholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act and will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

SECURITIES BEING OFFERED

We are authorized to issue up to 75,000,000 shares of common stock, par value $.001 per share, and we have not authorized the issuance of preferred stock.

COMMON STOCK

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Subject to preferences that may be granted, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the stockholders.  We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.  Holders of common stock have no preemptive or other subscription or conversion rights.  There are no redemption or sinking fund provisions applicable to the common stock.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described below, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

•	any of our Directors or Officers;

•	any nominee for election as a Director;

•	any principal security holder identified in the preceding "Security Ownership of and certain Security Holders Management" section; or

•	any relative or spouse, or relative of such spouse, of the above referenced persons.

Our sole executive officer and sole member of our Board of Directors, Mr. Hugh Tze, entered into a Consulting Agreement with BluTek WHICH requires the issuance of 8,750,000 shares of the Company's common stock to Mr. Tze on a quarterly basis during the one-year term of such Consulting Agreement, subject to Mr. Tze's continuing to provide services to the Company at the end of each quarter. The first payment of 8,750,000 shares occurred in January 2013 and the second payment occurred in April 2013.

TRANSFER AGENT AND REGISTRAR

Holladay Stock Transfer, Inc., 2939 N 67th Place, Suite C, Scottsdale, AZ 85251, serves as the transfer agent and registrar for our common stock.

SEC POSITION ON INDEMNIFICATION

Our bylaws provide that each of our officers and directors shall be indemnified by us against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she has been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

The indemnification provisions of our bylaws diminish the potential rights of action, which might otherwise be available to shareholders by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action.  However, there are no provisions limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause us to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken.  Also, because we do not presently have directors' liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions.  If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

W. Scott Lawler – Attorney at Law, 4960 S. Gilbert Road, Suite 1-111, Chandler, Arizona 85249, will pass upon certain matters relating to the legality of the common stock offered hereby for us.

EXPERTS

Our financial statements as of December 31, 2012 have been audited by Madson & Associates CPA's, Inc., as set forth in its report.  The financial statements have been included in reliance upon the authority of Madson & Associates CPA's, Inc.,  as experts in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission.  We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.  Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete.  You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549.  You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE.

Washington, D.C. 20549, at prescribed rates.  You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV

REPORTS TO STOCKHOLDERS

We currently are not subject to the reporting requirements of the federal securities laws, and are not required to file periodic reports and other information with the SEC.  We will, however, furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three (3) quarters of each fiscal year following the end of such fiscal quarter. We intend, following completion of this offering, to become subject to the Securities Exchange Act of 1934 and become subject to such reporting requirements.

SALES PURSUANT TO RULE 144

Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

REGULATION M

We plan to advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution it taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $37,600, including, but not limited to, legal, accounting, printing and mailing fees. We expect to pay for these expenses from loans given by the officer and directors of the Company. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

BUSINESS OF THE ISSUER

BluTek Innovations Corp is a Nevada corporation, was formed in October 2012 and is based in Hong Kong. We have not been involved in any bankruptcy, receivership or similar proceeding. We have not conducted any material reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of business. Blutek develops, engineers, markets and delivers advanced fuel saving products worldwide. The products provide immediate solutions addressing fuel economy, dependency on foreign oil and unhealthy air quality. Our clean technology fuel saving products are designed to provide practical, and affordable solutions today to reduce vehicle fuel consumption, fuel expense, and lower harmful emissions.

PLAN OF OPERATION FOR REMAINDER OF CURRENT FISCAL YEAR

For the remainder of this fiscal year, which ends on December 31, 2013, we do not expect to generate revenue. However, we are of the opinion that we have sufficient cash to cover our expenses through the end of our current fiscal year, despite the fact that we will not be receiving any proceeds from this offering. We will need to obtain additional financing in the current fiscal year in order to operate our business during fiscal year 2014. We will raise the capital necessary to fund our business through a private placement or public offering of our common stock.  Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.  If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

We will not need to conduct any material product research and development in 2013 or 2014 nor do we anticipate acquiring any material plant and/or equipment during such time periods. We expect that we will be hiring a large amount of employees to implement our business plan in the are of sales, marketing, administration, management and senior management.

OUR ADVANTAGE

Current government initiatives and mandates require significant increases in vehicle fuel economy and the reduction of harmful emissions. This has created an opportunity for our products.

Automotive manufactures are producing vehicles powered by electricity, solar energy, alternative fuels and other technologies, which are currently being developed and improved. However, purchasing new vehicles or making the necessary changes to utilize many of these advanced technologies, especially for large fleets, can be costly. This makes fuel saving technologies to expensive for most consumers and commercial vehicle users.

Our products however can be retrofitted to existing vehicles today.

BluTek Innovations Corp’s Fuel Saving Technology effectively assists in providing solutions today by providing:

•	Increased Fuel Efficiency;
•	Reduced Fuel Costs;
•	Reduced Emissions;
•	Increased Vehicle Performance

GENERAL OVERVIEW

Our strategy is to provide global solutions by developing fuel conservation technologies that deliver immediate practical solutions.

We believe that our BluTekII Fuel Savers are unlike any other fuel saving technology available today.

The BluTekII fuel saving technology, combined with affordability, thorough testing and a growing network of domestic dealer/installers has BluTek Innovations Corp’s BluTekII products positioned to realize significant sales in the commercial and consumer markets.

As the developer and distributor of emerging automotive technology, we will be entering the fuel saving technology industry with automotive products which deliver immediate practical solutions to long term economic and environmental concerns.

BluTek Innovations Corp’s products are marketed on the basis of are being socially responsible in reducing customers’ environmental footprint through installing BluTek Innovations Corp’s emerging fuel technology products.

BluTek Innovations Corp has determined that the fuel saving technology industry is a significantly large market opportunity, with tremendous growth potential and long term sustainability.

MARKET DIVERSITY

The market for our products in very diverse. We market to:

•	Original equipment manufacturers;
•	Independent Garages for aftermarket products;
•	Fleets/Heavy Duty vehicle users for commercial products;
•	Agriculture & Power Sports;
•	Consumers – Retail, Residential;
•	Governments, Utilities, Municipalities, & Transportation Authorities

Diversity of Market Segments

In China, there are over 1 million diesel powered vehicles, which is a 42% increase over the prior year. China is also known recently for having especially bad air quality in the larger cities like Beijing Chengdu and Lanzhou. We therefore believe that our products will be successfully marketed in China.

ADVANCED TECHNOLOGY

ADVANCED RETROFIT TECHNOLOGY FOR DIESEL OPERATED VEHICLES

Our products provide global solutions by developing fuel conservation technologies that deliver immediate practical solutions.

Our team has been working diligently to create and promote dependable fuel efficiency products for operators of commercial and industrial vehicles, for the millions of passenger vehicles, fleets, transporters and emergency response vehicles on our highways, and city streets around the world.

Our eco-friendly, fuel saving product is referred to as  the “BluTek”.

BluTekII

•	The Blutek II is environmentally Friendly as it reduces exhaust and gaseous emissions.
•	It also reduces diesel fuel consumption and substantially saves amounts spent on diesel fuel.
•	The Blutek II removes water from fuel and eliminates impurities, sediments, reduces acids and sulfur from diesel fuel. This process also results in prolonged operating life of primary fuel filter,
•	extended Engine life expectancy and protected fuel pump .

THE BENEFITS OF OUR BLUTEK II PURIFIERS INCLUDES:

•	Increased diesel fuel efficiency
•	Decreased fuel consumption
•	Reduced purchases of Fuel & Filters
•	Prolonged engine Life
•	Increased vehicle performance
•	Reduced black smoke

Patented fuel purifier technology is proven to provide significant benefits.

ADVANTAGES

The Blutek II units provide our customers with benefits to the engine, economic benefits and ecological benefits.

ENGINE BENEFITS

The Blutek II eliminates all water from the fuel system, thus avoiding time consuming break downs while preventing the formation of damaging sulfuric acid.

The Blutek II also removes all solid particles from the engines fuel system, including oxides, dirt, rubbish, and all other impurities with a density greater than that of the fuel itself.

The Blutek II provides an optional heater which pre-heatsthe paraffin contained in all fuel, providing superior lubrication of the entire fuel system including the injector pump, injectors and cylinder walls.

ECONOMICAL BENEFITS

The Blutek II’s economical benefits includes:

•	Extends the life of the injection pump and the injectors;
•	Extends the life of the primary filter;
•	Protects and extends the life of the engine;
•	No internal or external parts requiring service or replacement; and
•	Increases the operating life of fuel filters.
The benefits to the engine life and engine parts, such as the injection pump, injectors, filters and the overall fuel system reduces the “down time” for vehicles that use the Blutek II.

ECOLOGICAL BENEFITS

The result of the engine benefits and the economical benefits provided by the Blutek II also provides certain ecological or environmental benefits, such as:

•	Increasing the operating life of fuel filters and less environmental waste;
•	The major component of fuel filters is paper. Use of an our purifier results in fewer trees being cut each year;
•	Reduction in land fill due to fewer fuel filter replacement;
•	Providing fuel that is free of water and suspended particulates;
•	Significant improvement in exhaust emissions. Tests on our fuel saver / purifier show that smoke emissions were reduced by 56%, carbon monoxide emissions by 10.4%, & nitrogen oxides by 5.9%

HOW IT WORKS

Our BluTekII Diesel Purifier is a unique product utilizing a three-stage purification process using two well-known fuel separation principles, centrifugal and coalescence.

By using these two principles, water and other contaminants are separated from the fuel. This eliminates fuel filter clogging, related breakdowns, down time, and frequent filter replacements. As the fuel enters the purifier, it flows downward in a circular movement through an internal baffle system entering the lower chamber of the purifier.

In the first stafe of purification, the fuel migrates through three perforated baffle plates to stop any particulates and attract, by way of coalescence, any water droplets still remaining.

In the final stage of purification, the fuel passes through our patented coalescence medium to assure that any small water droplets or particulates will be coalesced out of the fuel stream. Only the clean fuel rises to the top, providing a cleaner burning fuel for quicker ignition and better combustion. Consistent clean fuel helps to increase the engine’s dependability, power, and efficiency.

On the BluTekII –D50 & BluTekII – D80, a heating element is optional to preheat the fuel. This process helps liquefy the paraffin providing better lubrication for the entire fuel system including the pump and injectors. This heating element eliminates any wax or gelling problems.

The BluTek Innovations Corp BluTekII Diesel Purifier is simple to install, and provides a permanent solution to fuel system management and control.

MARKET

We believe that China’s current economic growth rate alone with China’s air quality problems related to extraordinarily high use of diesel trucks provides an ideal market for our Blutek II products.

Recent statistics published by China Association of Automobile Manufacturers showed that in 2010, the sales of heavy duty trucks (including non-complete vehicles and semi-trailers) in China reached 1,017,400 units, an increase of 59.94% over 2009, the growth rate being 42.22 percentage points higher than that of 2009.

“In 1997, we were still striving for the survival of China’s heavy duty trucks industry. While in 2010, the production volume of heavy duty trucks in China has approached 200,000 units, with the total market volume reaching 1 million units. This was unimaginable before”, said Fu Yuwu, Vice Chairman and Secretary-General of Society of Automotive Engineers of China. “In the global history of the automobile industry, no other country has ever scored a sales volume of 1 million heavy duty trucks.”

During the interview, “trouble-free miles” was frequently mentioned. According to people familiar with the business, currently the number of trouble-free miles of heavy duty trucks in Europe and America is around 1.5 million kilometers, but the figure is around 600,000 kilometers for heavy duty trucks in China.

Experts suggested that we should look at these figures dialectically. The number of trouble free miles has a lot to do with the working conditions of the trucks, driving habits, and the cleanness of the fuel. Still, we can see that there is great room for improvement for domestic heavy duty trucks in China in terms of quality control.

Fu Yuwu believes that: “an industry needs both good products and good brands to become competitive, especially so for the automobile industry.” He suggested that after the 1-million milestone, the industry must attach more importance than ever to the construction of after-sales service network and brand building. We believe that our products will be desirable as they are directly related to after-sales service.

Seize core technologies

On the National Science and Technology Awarding Conference held in January 2012, FAW Jiefang Automotive company’s J6 won the first prize of the National Technology Advancement Award. J6 is the first civil vehicle ever to win the prize. Fu Yuwu said that: “This indicates that independent innovation and technology advancement of domestic heavy duty trucks have been in the forefront of the automobile industry”. He believes that, in recent years, under the guidance of the government’s strategy to construct an innovation-oriented country, automobile enterprises, especially heavy duty trucks enterprises, have made obvious headway in accelerating innovations.

However, an undisputed fact remains: despite years of efforts and remarkable technology improvement, domestic heavy duty trucks still lag behind in such core technologies as weight reduction and engine emissions. According to a directive of the Ministry of Environmental Protection, the national IV Emission Standard will be implemented in 2012. But so far, mature national IV standard heavy duty diesel engine post-processing technology is still missing in China.

It has been stated that the Society of Automotive Engineers of China has conducted detailed surveys on nearly 300 whole-vehicle enterprises and essential car parts enterprises in recent years, and has collected 350,000 pieces of data. “Based on this data, we may conclude that our core technologies still lag greatly behind foreign technologies.” Said Fu Yuwu, “if we can not seize core technologies, it would be very difficult for China’s heavy duty truck industry to make further progress.”

Meanwhile, a new R&D system needs to be established. Fu Yuwu pointed out that what Chinese auto enterprises lack currently is not money, but a solid system that combines production with academic study, research and application. In his opinion, many core technologies in the auto industry involve integration of multiple industries. No matter how big an enterprise is, its independent innovation would be frail without the support of a strong scientific technology system and social resources.

It is reported that there is still a lack of complete business model that carries out cooperative projects between whole-vehicle companies, emerging automobile electronic manufacturers and automobile research institutes based on the supporting requirements of the whole vehicle. Due to lack of whole-vehicle demands, automobile electronic companies have no choice but to develop a functional sample product independently, send the sample for testing in whole-vehicle manufactures, and seek for compatible manufacturers after the product pass the testing.

“This process of research and implementation is complicated and cumbersome. Besides, the standard may be not the same in different car types and car manufacturers, the result of which is that the stability, security, and conformity of the products may not meet the requirements of an international standard”. Therefore, Fu Yuwu suggested that, in terms of the automobile electronization, “the integration between production and academic study and research needs to be achieved to solve technological problems, share key technologies, and seize the commanding point of international heavy duty truck core technologies.

Going out and even exploring better

One of the important signs of the competitiveness of the automobile industry is internationalization. From a competition perspective, heavy duty truck is an industry for large countries. A large country industry in itself is an international industry, which has been a common view held by industrial participants. But the way to become an international industry is not simple.

“While recognizing the achievements of China’s automobile industry and heavy duty truck industry, we should also understand clearly that the internationalization of China’s heavy duty truck industry has just started. There is a long way to go before we can catch up with international leading enterprises.” Said Tong Jingen, chief economist of SINOTUK.

As a result, industry insiders believe that domestic automobile enterprises in China need to accelerate efforts in training international operations and management talents. The construction of a complete sales and marketing system, after-sales service system, and parts and fitting system require hard works, efforts, and long-term accumulation.

Huang Gang, general manger of Dongfeng Commercial Vehicle, said that China’s heavy duty trucks enterprises should be future-oriented in their marketing efforts. We should get to understand the oversea market before we enter it, and develop appropriate products that suit the market. We should complete our after-sales service system before our products go into the market. Only in this way can we ensure that our products are suitable for the market and reliable to be used, and that we can provide good service. Many Chinese products have entered foreign market and later failed due to quality and after-sales service problems. We hope such things would not happen again. We’d rather take it slowly, and hope to make stable headway after we complete all necessary steps.

We believe that China’s plans and efforts to become an international player in the automotive industry, especially the heavy-duty truck segment, provides further opportunities for our products.

China’s Air Quality Problem

It has been reported that the extraordinary use of heavy duty diesel trucks, especially in the southeastern part of China, which the county relies on for the transportation and distribution of its ever-increasing products and gods, is the largest source of street level pollution in China.
Trucks are the mules of this country’s spectacularly expanding economy – ubiquitous and essential, yet highly noxious. Trucks here burn diesel fuel contaminated with more than 130 times the pollution-causing sulfur that the United States allows in most diesel.

Tiny particles of sulfur-laden soot penetrate deep into residents’ lungs, interfering with the absorption of oxygen. Nitrogen oxides from truck exhaust, which build all night because cities limit truck traffic by day, bind each morning with gasoline fumes from China’s growing car fleet to form dense smog that inflames lungs and can cause severe coughing and asthma.

The 10 million trucks on Chinese roads, more than a quarter of all vehicles in this country, are a major reason China accounts for half the world’s annual increase in oil consumption. Sating their thirst helped push the price of oil to record levels this year, before a recent decline, and has propelled China past the United States this year as the world’s largest emitter of global-warming gases.

Cleaning up truck pollution presents complex problems for China’s leaders.

While regulators have begun raising emissions standards for new trucks, millions of older ones are currently unregulated and continue to belch black smoke. The government has quietly postponed plans to clean the fumes from truck and bus exhaust pipes

Recently, China is starting to take steps to shake the notoriously filthy hazes that envelop many of its cities and result in hundreds of thousands of premature deaths each year.

In 2011, state planners announced a new goal to reduce emissions of nitrogen Oxides by 10%. Beijing began releasing hourly data on fine particulates, known as PM2.5, that cause smog and can enter the bloodstream. But even as it announced ambitious new targets and improved transparency, the central government has repeatedly delayed one of the most important policies for clearing the air. The government has quietly postponed plans to clean the fumes from truck and bus exhaust pipes

The China IV Standard for diesel emissions was issued in 2005 and was originally supposed to have been introduced nationwide on 1 January 2011. Similar to the Euro IV Standard, it would force truck manufacturers to install cleaner engines. But to be effective, it requires petrol stations to sell higher-grade fuel with lower levels of sulphur, which is currently not the case.

This is crucial because traffic – particularly heavy trucks that burn diesel – is increasingly more significant than coal burning as a source of air pollution. Studies suggest vehicle exhaust pipes contribute more than 70% of the nitrogen oxides in downtown Beijing and are the dominant source of roadside PM2.5 levels – and the biggest threat to health.

But it has proved difficult for the relatively weak environment ministry to impose the extra costs on the state’s biggest petrol companies, which have an equal political rank and considerably greater lobbying resources.

It is difficult for the relatively weak environment ministry t increase fuel quality because they are reluctant to bear the costs. In other countries these would be passed on to drivers, but in China, pump prices are determined by the government rather than the market.

In 2011, the government announced a one-year delay in introducing the tighter controls. In January 2012, that was further extended to July 2013.

To the frustration of many of those involved in drafting the new controls, there appeared to be no fresh pressure from the ministry to overcome the logjam. The notice posted online simply stated the problem – “The current supply of diesel in China is still incapable of meeting the China IV standard” – rather than indicating how it might be overcome.

Without the new rules, environment officials lack a vital tool for achieving pollution reduction targets. Truck and bus makers and fleet operators also have a weaker impetus to offset the impact of this setback.

Michael Walsh, who chairs the International Council on Clean Transportation, which has been working with the environment ministry for several years on the project, said the delay threatened the effort that China has made in dealing with air pollution.

“The irresponsible failure of the oil industry to respond to the serious environmental problems by providing the necessary low sulfur fuels is seriously hampering further progress especially with diesel trucks and busses, jeopardizing public health and undercutting the government’s efforts to substantially reduce nitrogen oxide emissions as called for in the 12th five year plan.”

Walsh, a winner of the government’s “friendship award” last year, said the government now has to work harder to ensure the policy in next year.

RESEARCH AND DEVELOPMENT

We have not spent any resources on research and development at any time during the last two (2) fiscal years.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

EMPLOYEES

At present, we have no employees.  We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following plan of operation should be read in conjunction with the financial statements and the related notes elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "risk factors," "description of business," and elsewhere in this prospectus.

RESULTS OF OPERATIONS

We have not yet earned any revenues.  We anticipate that we will not earn revenues until such time after we have manufactured our products and started to market them.  We are presently in the development stage of our business and we can provide no assurance that we will successfully sell our products in China.

LIQUIDITY AND CAPITAL RESOURCES

Inception (October 23, 2012) to December 31, 2012

Our cash and cash equivalents was $39,000 and our prepaid expenses was $3,000, each as of the fiscal year ended on December 31, 2012.  As of December 31, 2012, our current liabilities consisted of accounts payable of $7,000. Since our inception on October 23, 2012 to the end of the period on December 31, 2012, we have incurred a loss of $15,000. At December 31, 2012, we had an accumulated deficit of $15,000 and $35,000 in stockholders’ equity.

For the fiscal year ended December 31, 2012, net cash provided by financing activities was $50,000, which was derived from common stock issued for cash. During that period of time, net cash used in operating activities was $11,000.

For the three months ended March 31, 2013

Our cash and cash equivalents was $289,000 and our prepaid expenses was $3,000, each as of the quarter ended on March 31, 2013.  As of March 31, 2013, our current liabilities consisted of accounts payable of $17,500. During the quarter ended on March 31, 2013, we incurred a loss of $98,000. At March 31, 2013, we had an accumulated deficit of $113,000 and $274,500 in stockholders’ equity.

For the three months ended March 31, 2013, net cash provided by financing activities was $250,000, which was derived from common stock issued for cash. During that period of time, net cash used in operating activities was $0.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve (12) months.  However, we have sufficient cash and cash equivalents to execute our operations for at least the next twelve (12) months.  We will need to obtain additional financing to operate our business beyond the next twelve (12) months.  We will raise the capital necessary to fund our business through a private placement and public offering of our common stock.  Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.  Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.  If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced.  New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.  Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets.  The terms of any debt issued could impose restrictions on our operations.  If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

We are bearing all costs relating to the registration of the common stock, which are estimated at $37,600. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the Over-the-Counter Bulletin Board (“OTC.BB”).  We believe that the registration of the resale of shares on behalf of our existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC.BB.  We have not yet determined whether we will separately register our securities under Section 12 of the 1934 Act.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Set forth below is the name and age of our sole executive officer and sole member of our Board of Directors, as of the date of this Prospectus, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Hugh Tze		President/Secretary/Treasurer/Director	October 23, 2012 - Present

Executive Compensation
(a) The following table sets forth information concerning the total compensation paid or accrued by us from the time the Company was incorporated, October 23, 2012, to the period ended March 31, 2013, to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the period ended March 31, 2013; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the period ended March 31, 2013; and (iii) all individuals that served as executive officers of ours at any time during the period ended December 31, 2012, that received annual compensation during the period ended March 31, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Hugh Tze Founder, Sole Officer and Director	2012	$7,000	Nil	Nil	Nil	Nill	Nil	Nil	$7,000

(1) Pursuant to Mr. Tze's Consulting Agreement with BluTek, Mr. Tze earns a monthly consulting fee of $3,500. As of December 31, 2013, such monthly fees had not yet been paid but have accrued.

(2) Mr. Tze's Consulting Agreement with BluTek requires the issuance of 8,750,000 shares of the Company's common stock to Mr. Tze on a quarterly basis during the one-year term of such Consulting Agreement, subject to Mr. Tze's continuing to provide services to the Company at the end of each quarter. The first payment of 8,750,000 shares occurred in January 2013 and the second in April 2013.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of December 31, 2012. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of December 31, 2012.

Amount and Nature of Beneficial Ownership as of December 31, 2012.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Hugh Tze Director, President, Secretary, Treasurer	Rm 1004, Crawford House, 70 Queen’s Road Central, Central, Hong Kong	-0- (1)	50%
Officers and Directors as a whole (1)		5,000,000	50%

(1) Mr. Tze's Consulting Agreement with BluTek requires the issuance of 8,750,000 shares of the Company's common stock to Mr. Tze on a quarterly basis during the one-year term of such Consulting Agreement, subject to Mr. Tze's continuing to provide services to the Company at the end of each quarter. The first payment of 8,750,000 shares occurred in January 2013 and the second payment occurred in April 2013.

Certain Relationships and Related Transactions and Director Independence

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Item 11A. Material Changes

None.

Item 12. Incorporation of Certain Information By Reference

None.

Item 12A. Disclosure of Commission Position of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

BLUTEK INNOVATIONS CORP.
(A Development Stage Company)

FINANCIAL STATEMENTS

For the Period Ended December 31, 2012

MADSEN & ASSOCIATES CPA’s, INC.	684 East Vine Street, #3
Certified Public Accountants	Murray, Utah, 84107
Telephone 801-268-2632
Fax 801-262-3978

To the Board of Directors and
Stockholders of Blutek Innovations Corp.
(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Blutek Innovations Corp (A Development Stage Company) (The Company) as of December 31, 2012, and the related statements of operations, stockholders’ equity, and cash flows for the period October 23, 2012 (date of inception) to December 31, 2012. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blutek Innovations Corp. (A Development Stage Company) as of December 31, 2012, and the results of its operations and its cash flows for the period October 23, 2012 (date of inception) to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.
Murray, Utah
July 9, 2013

BLUTEK INNOVATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

December 31, 2012
ASSETS

Current Assets
Cash and Cash Equivalents	$39,000
Prepaid Expenses	3,000

Total Current Assets	42,000

Total Assets	$42,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable to Related Party	$7,000

Total Current Liabilities	7,000

Total Liabilities	7,000

Stockholders' Equity
Common stock, par value $0.001, 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Additional Paid In Capital	45,000
Deficit Accumulated During the Development Stage	(15,000)

Total Stockholders' Equity	35,000

Total Liabilities and Stockholders' Equity	$42,000

The accompanying notes are an integral part of these financial statements.

BLUTEK INNOVATIONS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

From October 23, 2012 (date of inception) to December 31, 2012

REVENUE	$-

OPERATING EXPENSES
General and Administrative Expenses	15,000

Total Operating Expenses	15,000

NET LOSS	$(15,000)

Basic and Diluted Loss Per Share of Common Stock	$(0.00)

Weighted Average Number of Shares Outstanding	5,000,000

The accompanying notes are an integral part of these financial statements.

BLUTEK INNOVATIONS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance, October 23, 2012 (Inception)	-	$-	$-	$-	$-

Common Stock issued for cash	5,000,000	5,000	45,000	-	50,000

Net loss for the period ended December 31, 2012	-	-	-	(15,000)	(15,000)

Balance, December 31, 2012	5,000,000	$5,000	$45,000	$(15,000)	$35,000

The accompanying notes are an integral part of these financial statements.

BLUTEK INNOVATIONS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

From October 23, 2012 (date of inception) to December 31, 2012
OPERATING ACTIVITIES
Net Loss	$(15,000)
Adjustments to reconcile to cash from operating activities:
Share based compensation - common stock	-
Changes in Operating Assets and Liabilities:
Prepaid expenses	(3,000)
Accounts payable to related party	7,000

Net Cash Used in Operating Activities	(11,000)

INVESTING ACTIVITIES	-

FINANCING ACTIVITIES
Common Stock issued for cash	50,000

Net Cash Provided by Financing Activities	50,000

NET INCREASE IN CASH	39,000
CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$39,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

BLUTEK INNOVATONS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Blutek Innovations Corp. (the Company) was incorporated on October 23, 2012 as Blutek Innovations Corp. under the laws of the State of Nevada. The business purpose of the Company is to manufacture and sell a line of diesel fuel purifiers. The Company has selected December 31 as its fiscal year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in FASC 915-10-05, “Development Stage Entities.” The Company is devoting substantially all of its efforts to the execution of its business plan.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase. The Company had no cash equivalents as of December 31, 2012.

Start-up Costs

In accordance with ASC 720-15-25, “Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Basic and Diluted Net Loss per Common Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.   Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes anti-dilutive and then the basic and diluted per share amounts are the same. As of December 31, 2012, the Company had no common stock equivalents outstanding.

Recent Accounting Pronouncements

The Company does not expect that the adoption of any recent accounting pronouncements will have a material impact on its financial statements.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed.   An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

BLUTEK IINNOVATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012

The Company’s deferred tax assets, valuation allowance, and change in valuation allowance are as follows (“NOL” denotes Net Operating Loss):

Period Ended	Estimated NOL Carry-Forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit

12/31/12	15,000	2032	5,100	5,100	-
	$15,000		5,100	5,100	-

The total valuation allowance as of December 31, 2012 was $5,100, which increased by $5,100 for the period ended December 31, 2012.

As of December 31, 2012, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the period ended December 31, 2012, and no interest or penalties have been accrued as of December 31, 2012.  As of December 31, 2012, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2012 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 3 - STOCKHOLDERS’ EQUITY

As of December 31, 2012 the Company has 50,000,000 shares of common stock authorized with a par value of $.001 per share. 5,000,000 shares were issued and outstanding as of December 31, 2012.

On October 23, 2012 the Company issued 5,000,000 shares of its common stock to unrelated parties for cash in the amount of $50,000 to provide initial working capital.

NOTE 4 – RELATED PARTY TRANSACTIONS

Pursuant to a consulting agreement, the Company recorded consulting fees of $3,500 per month to its president ($7,000 payable as of December 31, 2012).

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2012 through July 9, 2013, which is the date the financial statements were issued.

On January 21, 2013, the Company issued 8,750,000 shares of its common stock to its president as part of a consulting agreement in the amount of $87,500.

On March 13, 2013, the Company authorized the sale of 25,000,000 shares of its common stock to unrelated parties for cash in a private placement in the amount of $250,000.

On April 21, 2013, the Company issued 8,750,000 shares of its common stock to its president as part of a consulting agreement in the amount of $87,500.

BLUTEK INNOVATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2013
Page(s)

BLUTEK INNOVATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEETS

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS

Current Assets
Cash and Cash Equivalents	$289,000	$39,000
Prepaid Expenses	3,000	3,000

Total Current Assets	292,000	42,000

Total Assets	$292,000	$42,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable to Related Party	$17,500	$7,000

Total Current Liabilities	17,500	7,000

Total Liabilities	17,500	7,000

Stockholders' Equity
Common stock, par value $0.001, 75,000,000 shares authorized, 38,750,000 and 5,000,000 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	38,750	5,000
Additional Paid In Capital	348,750	45,000
Deficit Accumulated During the Development Stage	(113,000)	(15,000)

Total Stockholders' Equity	274,500	35,000

Total Liabilities and Stockholders' Equity	$292,000	$42,000

The accompanying notes are an integral part of these condensed financial statements.

BLUTEK INNOVATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31, 2013	From October 23, 2012 (date of inception) to March 31, 2013

REVENUE	$-	$-

OPERATING EXPENSES
General and Administrative Expenses	98,000	113,000

Total Operating Expenses	98,000	113,000

NET LOSS	$(98,000)	$(113,000)

Basic and Diluted Loss Per Share of Common Stock	$(0.01)

Weighted Average Number of Shares Outstanding	16,950,549

The accompanying notes are an integral part of these condensed financial statements.

BLUTEK INNOVATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31, 2013	From October 23, 2012 (date of inception) to March 31, 2013

OPERATING ACTIVITIES
Net Loss	$(98,000)	$(113,000)
Adjustments to reconcile to cash from operating activities:
Common stock issued for services	87,500	87,500
Changes in Operating Assets and Liabilities:
Prepaid expenses	-	(3,000)
Accounts payable to related party	10,500	17,500

Net Cash Used in Operating Activities	-	(11,000)

INVESTING ACTIVITIES	-	-

FINANCING ACTIVITIES
Common Stock issued for cash	250,000	300,000

Net Cash Provided by Financing Activities	250,000	300,000

NET INCREASE IN CASH	250,000	289,000
CASH AT BEGINNING OF PERIOD	39,000	-

CASH AT END OF PERIOD	$289,000	$289,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these condensed financial statements.

BLUTEK INNOVATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
MARCH 31, 2013

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Blutek Innovatons, Corp. (the Company) was incorporated on October 23, 2012 as Blutek Innovatons, Corp. under the laws of the State of Nevada. The business purpose of the Company is to manufacture and sell a line of diesel fuel purifiers. The Company has selected December 31 as its fiscal year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in FASC 915-10-05, “Development Stage Entities.” The Company is devoting substantially all of its efforts to the execution of its business plan.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase. The Company had no cash equivalents as of March 31, 2013.

Start-up Costs

In accordance with ASC 720-15-25, “Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Basic and Diluted Net Loss per Common Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.   Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes anti-dilutive and then the basic and diluted per share amounts are the same. As of March 31, 2013, the Company had no common stock equivalents outstanding.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed.   An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

BLUTEK INNOVATIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
MARCH 31, 2013

Recent Accounting Pronouncements

The Company does not expect that the adoption of any recent accounting pronouncements will have a material impact on its financial statements.

NOTE 3 - STOCKHOLDERS’ EQUITY

As of March 31, 2013 the Company has 50,000,000 shares of common stock authorized with a par value of $0.001 per share. 38,750,000 shares were issued and outstanding as of March 31, 2013.

On October 23, 2012 the Company authorized the sale of 5,000,000 shares of its common stock to unrelated parties for cash in the amount of $50,000 to provide initial working capital.

On January 21, 2013 the Company issued 8,750,000 shares of its common stock to the President for consulting services, valued at $87,500.

On March 13, 2013 the Company issued 25,000,000 shares of its common stock to unrelated parties for cash in the amount of $250,000.

NOTE 4 – RELATED PARTY TRANSACTIONS

Pursuant to a consulting agreement, the Company recorded consulting fees of $3,500 per month to its president ($17,500 and $7,000 payable as of March 31, 2013 and December 31, 2012, respectively).

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated events from March 31, 2013 through July 9, 2013, which is the date the financial statements were issued.

On April 21, 2013, the Company issued 8,750,000 shares of its common stock to its president as part of a consulting agreement in the amount of $87,500.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ( insert date ), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses to be paid by us in connection with the securities being registered are as follows:

AMOUNT
Securities and Exchange Commission Registration Fee*	$100
Accounting Fees and Expenses	6,000
Legal Fees and Expenses	30,000
Transfer Agent and Registrar Fees and Expenses	500
Printing Expenses	0
Miscellaneous Expenses	1,000
Total	$37,600*

------------------
*Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of the Nevada Revised Statutes and Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On October 23, 2012, we sold a total of 5 million shares to six (6) investors that are citizens of the People’s Republic of China (the “PRC”) and residing in Hong Kong. Each investor was a non-U.S. person outside of the United States. The shares were sold at a cash price of $0.01 per share resulting in a total of $50,000 of proceeds.

On February 28, 2013, we sold a total of 25 million shares to thirty-seven (37) investors that are citizens of the PRC and residing in various provinces in China. Each investor was a non-U.S. person outside of the United States. The shares were sold at a cash price of $0.01 per share resulting in a total of $250,000 in proceeds.

Each of the foregoing issuances of securities was exempt from registration due to the exemption found in Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933. These sales were offshore transactions since all of the offerees were not in the United States and the purchasers were outside the United States at the time of the purchase. Moreover, there were no directed selling efforts of any kind made in the Untied States neither by us nor by any affiliate or any person acting on our behalf in connection with any of these offerings. All offering materials and documents used in connection with the offers and sales of the securities included statements to the effect that the securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act or an exemption therefrom is available and that hedging transactions involving those securities may not be conducted unless in compliance with the Act. Each purchaser under Regulation S certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption there from and we are required to refuse to register any transfer that does not comply with such requirements.

ITEM 16. INDEX TO EXHIBITS.

REGULATION
S-K NUMBER	EXHIBIT
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion from W. Scott Lawler-Attorney at Law
10.1	Consulting Agreement With Hugh Tze
23.1	Consent of Auditors, Madsen & Associates, CPA's Inc.
23.2	Consent of Attorney (included in Exhibit 5.1)

ITEM 17. UNDERTAKINGS.

We hereby undertake to:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i) Include any prospectus required by section 10(a)(3) of the Securities Act; and

ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high-end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii) Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934;

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4) That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hong Kong, China on July 9, 2013

BLUTEK INNOVATIONS CORP. a Nevada corporation

Date: July 9, 2013	By:	/s/ Hugh Tze
	Name:	Hugh Tze
	Title:	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

BLUTEK INNOVATIONS CORP. a Nevada corporation

Date: July 9, 2013	By:	/s/ Hugh Tze
	Name:	Hugh Tze
	Title:	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)